                                                                    Exhibit 99.1

                VERITAS SOFTWARE REPORTS FOURTH QUARTER RESULTS;

                 RECORD REVENUE OF $405 MILLION FOR THE QUARTER

MOUNTAIN VIEW, CALIF. - JANUARY 28, 2003 - VERITAS Software Corporation (Nasdaq:
VRTS) today announced financial results for the quarter and the year ended December 31, 2002. The Company achieved record fourth quarter revenue of $405 million, compared to revenue of $365 million for the quarter ended September 30, 2002 and revenue of $374 million for the same period a year ago. Revenue for the year ended December 31, 2002 was $1.51 billion, compared to revenue of $1.49 billion for the prior year.

Pro forma diluted earnings per share for the quarter ended December 31, 2002 was $0.18, compared to $0.14 for the prior quarter and $0.16 for the same period a year ago. Pro forma diluted earnings per share for the quarter ended December 31, 2002 do not include the effect of purchase accounting adjustments and other special items, including a previously announced $100 million charge related to the company's facilities restructuring and related adjustments for income tax provisions. Purchase accounting adjustments were $35 million for the quarter ended December 31, 2002 and $238 million for the same period a year ago and include non-cash items such as amortization of developed technology, amortization of goodwill and other intangibles. Pro forma diluted earnings per share were $0.61 for the year ended December 31, 2002 and $0.69 for the same period a year ago. Pro forma diluted earnings per share for the year ended December 31, 2002 and 2001 do not include the effect of purchase accounting adjustments, a previously announced facilities restructuring charge, loss on disposal of assets, acquisition and restructuring (costs) reversals, loss on strategic investments, stock based compensation, and related adjustments for income tax provisions.

GAAP net loss for the quarter ended December 31, 2002 was $49 million, or ($0.12) per share, compared to a GAAP net income of $36 million, or $0.09 per share, diluted, in the prior quarter and a GAAP net loss of $202 million, or ($0.50) per share for the quarter ended December 31, 2001. GAAP net income for the year ended December 31, 2002 was $57 million, or $0.14 per share, diluted, compared to a GAAP net loss of $643 million, or ($1.61) per share for the year ended December 31, 2001. As a consequence of adopting the Statement of Financial Accounting Standards 142 as of January 1, 2002, the non-cash charges related to amortization of goodwill and other intangibles decreased $204 million in the quarter ended December 31, 2002 as compared to the quarter ended December 31, 2001.

"We delivered impressive financial results by having best-in-class products, the right business model, and relentlessly executing on our strategic plan," said Gary Bloom, chairman, president and CEO, VERITAS Software. "Our ability to stay ahead of our competitors and sustain our market leadership is attributable to our ability to innovate superior technology that allows our customers to improve their IT service levels at a lower cost."

"We exited the quarter with a record $2.2 billion in cash and by leveraging the revenue upside, we increased earnings and generated approximately $140 million in cash from operating activities," said Ed Gillis, executive vice president and chief financial officer, VERITAS Software. "Our strong balance sheet and revenue performance is proof that VERITAS is emerging stronger from this economic downturn."

"The strength of the quarter was primarily attributable to the acceleration of demand in December and increased end of year spending by our customers," said Bloom. "Our revenue for the first quarter of 2003 is expected to be approximately $370 million, taking into account our strong Q4 2002 performance and the seasonal pattern typical of the software industry. In addition, we expect Q1 2003 pro-forma EPS to be approximately $0.13. While full year results remain difficult to project, we expect relatively flat Q1 to Q2 results and continue to believe that the second half of 2003 could line up to generate some positive revenue and earnings momentum."

The pro forma statements of operations are intended to present the Company's operating results excluding purchase accounting adjustments and other special items. These pro forma statements of operations are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

As previously announced, the Company intends to restate financial results for the fiscal years ended December 31, 2000 and 2001 and quarters ended December 31, 2000 through September 30, 2002 as a result of the Company's review of transactions with AOL Time Warner entered into in September 2000. The financial results relating to these periods and discussed in this press release have been adjusted to reflect the restatement and are unaudited.

The Company will hold a conference call today at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, to review the results and business outlook. The conference call will be available to all investors. The telephone dial-in number for listen-only access to the live call is 913-981-5522. A live web cast will also be available at www.veritas.com, Investor section. In addition, a

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Page 3


telephonic replay will be available on Tuesday, January 28 at 4:00 pm, Pacific Time through February 4, 2003, 10:00 pm, Pacific Time, by dialing 719-457-0820, replay code: 557170.

ABOUT VERITAS SOFTWARE

With revenue of $1.5 billion in 2002, VERITAS Software ranks among the top 10 software companies in the world. VERITAS Software is the world's leading storage software company, providing data protection, storage management, high availability and disaster recovery software to 86 percent of the Fortune 500. VERITAS Software's corporate headquarters is located at 350 Ellis Street, Mountain View, CA, 94043, tel: 650-527-8000, fax: 650-527-8050, e-mail:
vx-sales@veritas.com, Web site: www.veritas.com.

This press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. For example, statements regarding the Company's projections of revenue, pro forma earnings per share and operating margins in 2003, as well as general expectations for the year are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties, including: the risk that a continuing or worsening decline in economic conditions generally and in IT spending specifically might reduce customer demand for our products; the risk that the Company's revenues in 2003 will be inconsistent with seasonal patterns typical of the software industry; the risk that our products and services will not gain or maintain market acceptance; the risk that we may lose market share to existing or new competitors; and the risk that we may not be able to manage our expenses adequately in response to changing market conditions. These and other factors could cause our actual results to differ materially from what we project in our forward-looking statements. For more information regarding potential risks, see the "Factors That May Affect Future Results" section of our most recent reports on Form 10-K and Form 10-Q, which are on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

                                      # # #
INVESTOR CONTACT:
Renee Budig, Vice President, Investor Relations, VERITAS Software
(650) 527-4047, renee.budig@veritas.com

PRESS CONTACT:
Jean Kondo, Senior Manager, Corporate Communications, VERITAS Software
(650) 527-4842, jean.kondo@veritas.com

Copyright 2002 VERITAS Software Corporation. All rights reserved. VERITAS, the VERITAS Logo and all other VERITAS product names and slogans are trademarks or registered trademarks of VERITAS Software Corporation. VERITAS and the VERITAS Logo Reg. U.S. Pat. & Tm. Off. Other product names and/or slogans mentioned herein may be trademarks or registered trademarks of their respective companies.


                         -Financial Statements Attached-

                          VERITAS SOFTWARE CORPORATION
                       PRO FORMA STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                               THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                  DECEMBER 31,                 DECEMBER 31,
                                                           --------------------------    --------------------------
                                                              2002           2001           2002           2001
                                                           -----------    -----------    -----------    -----------
                                                                           (RESTATED)                    (RESTATED)
NET REVENUE:
  User license fees                                        $   264,427    $   267,689    $ 1,006,713    $ 1,110,400
  Services                                                     141,303        106,456        498,920        380,707
                                                           -----------    -----------    -----------    -----------
     TOTAL NET REVENUE                                         405,730        374,145      1,505,633      1,491,107
COST OF REVENUE:
  User license fees                                             10,885         12,604         37,107         40,902
  Services                                                      46,407         38,447        179,100        138,430
                                                           -----------    -----------    -----------    -----------
     TOTAL COST OF REVENUE                                      57,292         51,051        216,207        179,332
                                                           -----------    -----------    -----------    -----------
GROSS PROFIT                                                   348,438        323,094      1,289,426      1,311,775

OPERATING EXPENSES:
  Selling and marketing                                        129,303        132,769        505,039        549,950
  Research and development                                      71,125         63,455        273,192        241,197
  General and administrative                                    38,541         32,716        141,446        116,793
                                                           -----------    -----------    -----------    -----------
     TOTAL OPERATING EXPENSES                                  238,969        228,940        919,677        907,940
                                                           -----------    -----------    -----------    -----------
Income from operations                                         109,469         94,154        369,749        403,835

Interest and other income, net                                  11,130         13,379         48,609         64,916

Interest expense                                                (7,783)        (7,535)       (30,770)       (29,381)
                                                           -----------    -----------    -----------    -----------
Income before income taxes                                     112,816         99,998        387,588        439,370

Provision for income taxes                                      38,357         33,999        131,780        149,386
                                                           -----------    -----------    -----------    -----------
PRO FORMA NET INCOME                                       $    74,459    $    65,999    $   255,808    $   289,984
                                                           ===========    ===========    ===========    ===========
PRO FORMA NET INCOME PER SHARE - BASIC                     $      0.18    $      0.16    $      0.62    $      0.73
                                                           ===========    ===========    ===========    ===========
PRO FORMA NET INCOME PER SHARE - DILUTED                   $      0.18    $      0.16    $      0.61    $      0.69
                                                           ===========    ===========    ===========    ===========
SHARES USED IN PER SHARE CALCULATION - BASIC                   411,773        402,684        409,523        399,016
                                                           ===========    ===========    ===========    ===========
SHARES USED IN PER SHARE CALCULATION - DILUTED                 417,182        418,489        418,959        420,206
                                                           ===========    ===========    ===========    ===========

The pro forma statements of operations are intended to present the Company's operating results excluding special items and related adjustments on provisions for income taxes. These pro forma statements of operations are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. The pro forma statements of operations are prepared using an income tax rate of 34%.

A reconciliation of the Company's pro forma net income to its net income (loss) under generally accepted accounting principles is presented below:




PRO FORMA NET INCOME                                $  74,459    $  65,999    $ 255,808    $ 289,984
SPECIAL ITEMS:
  Amortization of developed technology                (16,653)     (15,791)     (66,917)     (63,086)
  Amortization of other intangibles                   (18,016)     (17,957)     (72,064)     (72,261)
  Amortization of goodwill                                 --     (203,924)          --     (814,390)
  Stock-based compensation                                 --       (8,949)          --       (8,949)
  Loss on disposal of assets                           (3,122)          --       (3,122)          --
  Acquisition and restructuring (costs) reversals    (100,263)          --     (100,263)       5,000
  Loss on strategic investments                            --           --      (14,802)     (16,074)
  Adjustments on provision for income taxes            14,918      (21,709)      58,794       36,278
                                                    ---------    ---------    ---------    ---------
NET INCOME (LOSS)                                   $ (48,677)   $(202,331)   $  57,434    $(643,498)
                                                    =========    =========    =========    =========

                          VERITAS SOFTWARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                         THREE MONTHS ENDED                      TWELVE MONTHS ENDED
                                                             DECEMBER 31,                           DECEMBER 31,
                                                    --------------------------                --------------------------
                                                       2002           2001                        2002         2001
                                                    -----------    -----------                -----------    -----------
                                                                    (RESTATED)                               (RESTATED)
NET REVENUE:
  User license fees                                 $   264,427    $   267,689                $ 1,006,713    $ 1,110,400
  Services                                              141,303        106,456                    498,920        380,707
                                                    -----------    -----------                -----------    -----------
     TOTAL NET REVENUE                                  405,730        374,145                  1,505,633      1,491,107

COST OF REVENUE:
  User license fees                                      10,885         12,604                     37,107         40,902
  Services                                               46,407         38,447                    179,100        138,430
  Amortization of developed technology                   16,653         15,791                     66,917         63,086
                                                    -----------    -----------                -----------    -----------
     TOTAL COST OF REVENUE                               73,945         66,842                    283,124        242,418
                                                    -----------    -----------                -----------    -----------
GROSS PROFIT                                            331,785        307,303                  1,222,509      1,248,689
OPERATING EXPENSES:
  Selling and marketing                                 129,303        132,769                    505,039        549,950
  Research and development                               71,125         63,455                    273,192        241,197
  General and administrative                             38,541         32,716                    141,446        116,793
  Amortization of other intangibles                      18,016         17,957                     72,064         72,261
  Amortization of goodwill                                   --        203,924                         --        814,390
  Stock-based compensation                                   --          8,949                         --          8,949
  Loss on disposal of assets                              3,122             --                      3,122             --
  Acquisition and restructuring costs (reversals)       100,263             --                    100,263         (5,000)
                                                    -----------    -----------                -----------    -----------
     TOTAL OPERATING EXPENSES                           360,370        459,770                  1,095,126      1,798,540
                                                    -----------    -----------                -----------    -----------
Income (loss) from operations                           (28,585)      (152,467)                   127,383       (549,851)

Interest and other income, net                           11,130         13,379                     48,609         64,916

Interest expense                                         (7,783)        (7,535)                   (30,770)       (29,381)

Loss on strategic investments                                --             --                    (14,802)       (16,074)
                                                    -----------    -----------                -----------    -----------
Income (loss) before income taxes                       (25,238)      (146,623)                   130,420       (530,390)

Provision for income taxes                               23,439         55,708                     72,986        113,108
                                                    -----------    -----------                -----------    -----------
NET INCOME (LOSS)                                   $   (48,677)   $  (202,331)               $    57,434    $  (643,498)
                                                    ===========    ===========                ===========    ===========
NET INCOME (LOSS) PER SHARE - BASIC                 $     (0.12)   $     (0.50)               $      0.14    $     (1.61)
                                                    ===========    ===========                ===========    ===========
NET INCOME (LOSS) PER SHARE - DILUTED               $     (0.12)   $     (0.50)               $      0.14    $     (1.61)
                                                    ===========    ===========                ===========    ===========
SHARES USED IN PER SHARE CALCULATION - BASIC            411,773        402,684                    409,523        399,016
                                                    ===========    ===========                ===========    ===========
SHARES USED IN PER SHARE CALCULATION - DILUTED          411,773        402,684                    418,959        399,016
                                                    ===========    ===========                ===========    ===========

                          VERITAS SOFTWARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                               DECEMBER 31,             DECEMBER 31,
                                                                  2002                      2001
                                                               ----------                ----------
                                                                                          (RESTATED)
                        ASSETS
CURRENT ASSETS:
  Cash and short-term investments                              $2,241,321                $1,694,860
  Accounts receivable, net                                        170,204                   176,635
  Deferred income taxes                                            59,703                   123,673
  Other current assets                                             70,244                    66,466
                                                               ----------                ----------
     TOTAL CURRENT ASSETS                                       2,541,472                 2,061,634

Property and equipment                                            230,261                   225,763
Other intangibles, net                                             72,594                   209,722
Goodwill, net                                                   1,196,593                 1,202,814
Other non-current assets                                           27,555                    52,451
Deferred income taxes                                             125,423                    45,375
                                                               ----------                ----------
     TOTAL ASSETS                                              $4,193,898                $3,797,759
                                                               ==========                ==========


                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                             $   33,823                $   32,244
  Accrued compensation and benefits                                97,233                    89,637
  Accrued acquisition and restructuring costs                      37,742                    12,093
  Other accrued liabilities                                        86,331                    80,833
  Income taxes payable                                            123,569                    63,735
  Deferred revenue                                                279,473                   236,670
                                                               ----------                ----------
     TOTAL CURRENT LIABILITIES                                    658,171                   515,212

NON-CURRENT LIABILITIES:
  Convertible subordinated notes                                  460,252                   444,408
  Accrued acquisition and restructuring costs                      77,402                        --
  Other income taxes                                              113,100                   113,100
                                                               ----------                ----------
     TOTAL NON-CURRENT LIABILITIES                                650,754                   557,508

Stockholders' equity                                            2,884,973                 2,725,039
                                                               ----------                ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $4,193,898                $3,797,759
                                                               ==========                ==========